UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

On September 30, 2014, Mattress Firm Holding Corp., a Delaware corporation (the “Company”), issued a press release announcing the completion of the previously announced acquisition of the assets and operations of Back to Bed Inc., M World Mattress LLC, MCStores LLC and TBE Orlando LLC by the Company’s subsidiary, Mattress Firm, Inc., pursuant to the Asset Purchase Agreement dated August 28, 2014 (the “Purchase Agreement”) among Mattress Firm, Inc., Back to Bed Inc., M World Mattress LLC, MCStores LLC, TBE Orlando LLC and others named therein.  The seller entities collectively operate Back to Bed and Bedding Experts retail stores in Illinois, Indiana and Wisconsin and Bedding Experts and Mattress Barn retail stores in Florida.  Pursuant to the Purchase Agreement, the Company indirectly acquired the operations for an aggregate purchase price of approximately $60 million, subject to working capital and other customary purchase price adjustments.

The foregoing description is qualified in its entirety by reference to the press release, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits

99.1                        Press Release dated September 30, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: September 30, 2014	By:	/s/ Alex Weiss
Alex Weiss
Executive Vice President and Chief Financial Officer

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Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated September 30, 2014.